Exhibit 5.1

633 West Fifth Street, Suite 1550 Los Angeles, CA 90071-2027 PHONE 323.210.2900 FAX 866.974.7329 www.wsgr.com

June 7, 2019

Revolve Group, Inc.

16800 Edwards Road

Cerritos, CA 90703

Re:	Registration Statement on Form S-8

Ladies and Gentlemen:

We have examined the Registration Statement on Form S-8 (the “Registration Statement”) to be filed by Revolve Group, Inc., a Delaware corporation, with the Securities and Exchange Commission on or about the date hereof, in connection with the registration under the Securities Act of 1933, as amended, of an aggregate of 11,071,004 shares of your Class A common stock, par value $0.001 per share and 5,171,004 shares of Class B common stock, par value $0.001 per share (together, the “Shares”), consisting of: (i) 4,500,000 shares of Class A common stock to be issued under the 2019 Equity Incentive Plan (the “2019 Plan”), (ii) 1,400,000 shares of Class A common stock to be issued under the 2019 Employee Stock Purchase Plan (the “2019 ESPP”), and (iii) 5,171,004 shares of Class B common stock which are subject to currently outstanding awards under the 2013 Equity Incentive Plan (and the 5,171,004 shares of Class A common stock issuable under the conversion of such shares of Class B common stock) (which plans are referred to herein as the “Plans”). As your legal counsel, we have reviewed the actions proposed to be taken by you in connection with the issuance and sale of the Shares to be issued under the Plans.

It is our opinion that the Shares, when issued and sold in the manner referred to in the Plans and pursuant to the agreements that accompany the Plans, will be legally and validly issued, fully paid and nonassessable.

We consent to the use of this opinion as an exhibit to the Registration Statement, and further consent to the use of our name wherever appearing in the Registration Statement and any amendments thereto.

Sincerely, /s/ Wilson Sonsini Goodrich & Rosati, P.C. WILSON SONSINI GOODRICH & ROSATI Professional Corporation

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